SUB-ITEM 77Q3


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


FOR PERIOD ENDING: 12/31/2006
FILE NUMBER  811- 1540
SERIES NO.:  23


72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                          $ 1,475
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                          $   276
         Class C                                          $   187
         Institutional Class                              $   690

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                                        $000.1689
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                        $000.0698
         Class C                                        $000.0698
         Institutional Class                            $000.2410

74U.   1 Number of shares outstanding (000's omitted)
         Class A                                            9,250
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Class B                                            4,133
         Class C                                            2,832
         Institutional Class                                3,154

74V.   1  Net asset value per share (to nearest cent)
         Class A                                           $16.14
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                           $15.73
         Class C                                           $15.74
         Institutional Class                               $16.17